Exhibit 23.2

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this registration statement of Pointer Telocation Ltd. (the “Company”), on Form F-3, of our report dated May 31, 2007, relating to the consolidated financial statements of the Company included in the Annual Report on Form 20-F for the year ended December 31, 2006, filed with the Securities and Exchange Commission on May 31, 2007.

/s/ Kost Forer Gabbay & Kasierer, (Former Kost Forer & Gabbay) A member of Ernst & Young Global

Tel Aviv, Israel
May 31, 2007